                                                                     EXHIBIT 3.1


                           ARTICLES OF INCORPORATION

                                       OF

                          CAPE COD INVESTMENT COMPANY

         I, the undersigned, being a natural person more than eighteen (18) years of age, acting as incorporator of the above-named corporation (hereinafter referred to as the "Corporation") under the provisions of the Nevada Business Corporation Act, do hereby adopt the following Articles of Incorporation for such Corporation:

                                    ARTICLE

                                      NAME

         The name of the Corporation hereby created shall be:

                          Cape Cod Investment Company

                                   ARTICLE II

                                    DURATION

         The Corporation shall continue in existence perpetually unless sooner dissolved according to law.

                                  ARTICLE III

                                    PURPOSE

         The purposes for which the Corporation is organized are:

                 (a) To acquire by purchase or otherwise, own, hold, lease, rent, mortgage or otherwise, to trade with and deal in real estate, lands and interests in lands and all other property of every kind and nature;

                 (b) To manufacture, use, work, sell and deal in chemicals, biologicals, pharmaceuticals, electronics and products of all types owned or hereafter owned by it for manufacturing, using and vending any device or devices, machine or machines or manufacturing, working or producing any or all products;

                 (c) To borrow money and to execute notes and obligations and security contracts therefor, to lend any of the monies or funds of the Corporation and to take evidence of indebtedness therefor; and to negotiate loans; to carry on a general mercantile and merchandise business and to purchase, sell and deal in such goods, supplies and merchandise of every kind and nature;

                 (d) To guarantee the payment of dividends or interest on any other contract or obligation of any corporation whenever proper or necessary for the business of the Corporation in the judgment of its directors;

                 (e) To do all and everything necessary, suitable, convenient, or proper for the accomplishment of any of the purposes or the attainment of any one or more of the objects herein enumerated or incidental to the powers therein named or which shall at any time appear conclusive or expedient for the protection or benefit of the Corporation, with all the powers hereafter conferred by the laws under which this Corporation is organized; and

                 (f) To engage in any and all other lawful purposes, activities and pursuits, whether similar or dissimilar to the foregoing, and the Corporation shall have all the powers allowed or permitted by the laws of the state of Nevada.

                                   ARTICLE IV

                                 CAPITAL STOCK

         The total number of shares of all classes of stock which the Corporation shall have authority to issue is 60,000,000 shares, consisting of 10,000,000 shares of preferred stock, par value $0.001 per share (hereinafter the "Preferred Stock"), and 50,000,000 shares of common stock, par value $0.001 per share (hereinafter the "Common Stock"). The Common Stock shall be non-assessable and shall not have cumulative voting rights.

                 (a) Preferred Stock. Shares of Preferred Stock may be issued from time to time in one or more series as may from time to time be determined by the Board of Directors. Each series shall be distinctly designated. All shares of any one series of the Preferred Stock shall be alike in every particular, except that there may be different dates from which dividends thereon, if any, shall be cumulative, if made cumulative. The powers, preferences and relative, participating, optional and other rights of each such series, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding. Except as hereinafter provided, the Board of Directors of this corporation is hereby expressly granted authority to fix, by resolution or resolutions adopted prior to the issuance of any shares of each particular series of Preferred Stock, the designation, powers, preferences and relative, participating, optional and other rights, and the qualifications, limitations and restrictions thereof, if any, of such series, including but without limiting the generality of the foregoing, the following:

                 (i) the distinctive designation of, and the number of shares of Preferred Stock which shall constitute the series, which number may be increased (except as otherwise fixed by the Board OF Directors) or decreased (but not below the number of shares thereof then outstanding) from time to time by action of the Board of Directors;

                 (ii) the rate and times at which, and the terms and conditions upon which, dividends, if any, on shares of the series shall be paid, the extent of preferences or relations, if any, of such dividends to the dividends payable on any other class or classes of stock of this corporation, or on any series of Preferred Stock or of any other class or classes of stock of this corporation, and whether such dividends shall be cumulative or non-cumulative.

                 (iii) the right, if any, of the holders of shares of the series to convert the same into, or exchange the same for, shares of any other class or classes of stock of this corporation, or of any series of Preferred Stock or of any other class or classes of stock of this corporation, and the terms and conditions of such conversion or exchange;

                 (iv) whether shares of the series shall be subject to redemption, and the redemption price or prices including, without limitation, a redemption price or prices payable in shares of the Common Stock and the time or times at which, and the terms and conditions upon which, shares of the series may be redeemed;

                 (v) the rights, if any, of the holders of shares of the series upon voluntary or involuntary liquidation, merger, consolidation, distribution or sale of assets, dissolution or winding-up of this corporation;

                 (vi) the terms of the sinking fund or redemption or purchase account, if any, to be provided for shares of the series; and

                 (vii) the voting power, if any, of the holders of shares of the series which may, without limiting the generality of the foregoing, include the right to more or less than one vote per share of any or all matters voted upon by the shareholders and the right to vote, as a series by itself or together with other series of Preferred Stock as a class, upon such matters, under such circumstances and upon such conditions as the Board of Directors may fix, including, without limitation, the right, voting as a series by itself or together with other series of Preferred Stock or together with all series of Preferred Stock as a class, to elect one or more directors of this corporation in the event there shall have been a default in the payment of dividends on any one or more series of Preferred Stock or
         under such other circumstances and upon such   condition as the Board
         may determine.

         (b)     Common Stock

                 (i) after the requirements with respect to preferential dividends on Preferred Stock (fixed in accordance with the provisions of subparagraph (a)(ii) of this Article, if any, shall have been met and after this corporation shall have complied with all the requirements, if any, with respect to the setting aside of sums as sinking funds or redemption or purchase accounts as sinking funds or redemption or purchase accounts (fixed in accordance with the provisions of subparagraph (a)(ii) of this Article) and subject further to any other conditions which may be fixed in accordance with the provisions of paragraph (a) of this Article, then, but not otherwise, the holders of Common Stock shall be entitled to receive such dividends, if any, as may be declared from time to time by the board of directors;

                 (ii) after distribution in full of the preferential amount (fixed in accordance with the provisions of paragraph (a) of this Article), if any, to be distributed to the holders of Preferred Stock in the event of voluntary or involuntary liquidation, distribution or sale of assets, dissolution or winding-up of the corporation, the holders of the Common Stock shall be entitled to receive all the remaining assets of this Corporation, tangible and intangible, of whatever kind available for distribution to stockholders, ratably in proportion to the number of shares of the Common Stock held by each; and

                 (iii) no holder of any of the shares of any class or series of stock or of options, warrants or other rights to purchase share of any class or series of stock or of other securities of the Corporation shall have any pre-emptive right to purchase or subscribe for any unissued stock of any class or series or any additional shares of any class or series to be issued by reason of any increase of the authorized capital stock of the Corporation of any class or series, or bonds, certificates of indebtedness, debentures or other securities convertible into or exchangeable for stock of the Corporation or any class or series, or carrying any right to purchase stock, may be issued and disposed of pursuant to resolution of the board of directors to such persons, firms, corporation or association, whether such holders or others, and upon such terms as may be deemed advisable by the board of directors in the exercise of its sole discretion.

                                  ARTICLE V

                          DENIAL OF PRE-EMPTIVE RIGHTS

         No holder of any shares of the Corporation, whether now or hereafter authorized, shall have any pre-emptive or preferential rights to acquire shares or securities of the Corporation.

                                   ARTICLE VI

                                PAID IN CAPITAL

         The Corporation will not commence business until the consideration of the value of at least $1,000.00 has been received by it as consideration for the issuance of the shares.

                                  ARTICLE VII

                  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         The Corporation shall indemnify any and all persons who may serve or who have served at any time as directors or officers or who at the request of the Board of Directors of the Corporation, may serve or any time have served as directors or officers of another corporation in which the Corporation at such time owned or may own shares of stock or of which it was or may be a creditor, and their respective heirs, administrators, successors and assigns, against any and all expenses, including amounts paid upon judgments, counsel fees and amounts paid in settlement

(before or after suit is commenced), actually and necessarily by such persons in connection with the defense or settlement of any claim, action, suit or proceeding in which they, or any of them, are made parties, or a party, or which may be asserted against them or any of them, by reason of being or having been directors or officers of the Corporation, or of such other corporation, except in relation to matters as to which any such director or officer of the Corporation, or of such other corporation or former director or officer or person shall be adjudged in any action, suit or proceeding to be liable for his own negligence or misconduct in the performance of his duty. Such indemnification shall be in addition to any other rights to which those indemnified may be entitled under any law, by law, agreement, vote of shareholder or otherwise.

                                  ARTICLE III

                       OFFICERS' AND DIRECTORS' CONTRACTS

         No contract or other transaction between this Corporation and any other firm or corporation shall be affected by the fact that a director or officer of this Corporation has an interest in, or is a director or officer of this Corporation or any other corporation. Any officer or director, individually or with others, may be a party to, or may have an interest in, any transaction of this Corporation or any transaction in which this Corporation is a party or has an interest. Each person who is now or may become an officer or director of this Corporation is hereby relieved from liability that he might otherwise obtain in the event such officer or director contracts with this Corporation for the benefit of himself or any firm or other corporation in which he may have an interest, provided such officer or director acts in good faith.

                                   ARTICLE IX

                       ADOPTION AND AMENDMENT OF BY-LAWS

         The initial By-Laws of the Corporation shall be adopted by its board of directors. The power to alter or amend or repeal the By-Laws or adopt new By-Laws shall be vested in the board of directors, but the holders of common stock of the Corporation may also alter, amend, or repeal the By-Laws or adopt new By-Laws. The By-Laws may contain any provisions for the regulation and management of the affairs of the Corporation not inconsistent with law or these Articles of Incorporation.

                                   ARTICLE X

                          REGISTERED OFFICE AND AGENT

         The address of the initial registered office of the Corporation and its initial registered agent at such address is:

                    The Corporation Trust Company of Nevada
                            One East First Street
                             Reno, Nevada 89501

                                   ARTICLE XI

                                   DIRECTORS

         The Corporation shall not have fewer directors than the number of shareholders who own an equity interest in the Corporation. At such time as the Corporation has three (3) or more shareholders, it shall not have less than three (3) nor more than nine (9) directors. The permissible number of directors may be increased or decreased from time to time by the board of directors in accordance with 78.330 of the Nevada Revised Statutes or any amendment or successor statute. The original board of directors shall be comprised of one
(1) person. The name and address of the person who is to serve as director until the first annual meeting of shareholders and until his successor is duly elected and shall qualify is:

                                 Frank D. Bond
                              526 East 2825 North
                               Provo, Utah 84601

                                  ARTICLE XII

                                  INCORPORATOR

         The name and address of the incorporator is:

                                 Frank D. Bond
                              526 East 2825 North
                               Provo, Utah 84601

Dated this 20 day of December, 1985.


                                        /s/ FRANK D. BOND
                                        ----------------------------------------
                                        Frank D. Bond

STATE OF UTAH             )
                          :ss.
County of Salt Lake       )

         I, Lark Jackson, a notary public, hereby certify that on the 20th day of December, 1985, personally appeared before me Frank D. Bond, being by me first duly sworn, who acknowledged to me that he is the person who signed the foregoing document as the incorporator and that the statements contained herein are true.

                                                  /s/ LARK JACKSON
                                                  ------------------------------
My commission expires:                            NOTARY PUBLIC
      8-13-89                                     Residing in Bountiful, Utah
----------------------

                            CERTIFICATE OF AMENDMENT

                                       TO

                           ARTICLES OF INCORPORATION

                                       OF

                          CAPE COD INVESTMENT COMPANY
                 (Changed herein to "Cape Cod Ventures, Inc.")

         We the undersigned, as President and Secretary of Cape Cod Investment Company do hereby certify:

         That the Board of Directors of said corporation pursuant to a unanimous consent executed by all the shareholders in accordance with the provisions of Section 78.320 of the Nevada Revised Statutes dated March 31, 1987, adopted a resolution to amend the original Articles of Incorporation as follows:

         1. Article I of the Company's Articles of Incorporation is hereby amended by striking the entire Article I and inserting in lieu thereof the following:

         The name of the corporation is: "Cape Cod Ventures, Inc.".

         2. By the execution OF this amendment to the Articles of Incorporation, the president and secretary of said corporation do hereby certify that the foregoing amendment to the Articles of Incorporation was adopted as an amendment to the original Articles of Incorporation of Cape Cod Investment Company, by the shareholders of said corporation pursuant to a unanimous consent executed by all of the shareholders in accordance with the provisions of Section 78.320 of the Nevada Revised Statutes, which provides that a written consent setting forth the action taken and signed by all the shareholders of the corporation shall have the same effect as a unanimous vote taken at a meeting of the shareholders. As of March 31, 1987, there was a total of 3,000,000 shares of the corporations's common stock issued and outstanding, of which all 3,000,000 shares voted for the adoption of this amendment to the Articles of Incorporation. No shares voted against the adoption of this amendment to the Articles of Incorporation.

         DATED this 2nd day of April, 1987.

                                        CAPE COD VENTURES, INC.

ATTEST:


/s/ MARILYN C. PARRY                    /s/ FRANK D. BOND
---------------------------             ------------------------------
Marilyn C. Parry, Secretary             Frank D. Bond

STATE OF UTAH             )
                          : ss.
COUNTY OF SALT LAKE       )

         On the 2nd day of April, 1987, personally appeared before me a Notary Public, Frank Bond and Marilyn C. Parry, President and Secretary of the corporation, who acknowledged that they executed the above instrument.



                                        /s/ LARK JACKSON
                                        ----------------------------------------
                                        Notary Public
                                        Residing at Bountiful, Utah

My Commission Expires:
      8-13-89
----------------------

            CERTIFICATE OF AMENDMENT TO ARTICLES OF INCORPORATION OF

                            CAPE COD VENTURES, INC.

         Pursuant to section 78.390 of the Nevada Revised Statutes, Cape Cod Ventures, Inc., hereinafter referred to as the "Corporation," hereby adopts the following amendment to its Articles of Incorporation.

         1. The Articles of Incorporation of the Corporation are hereby amended by deleting Article One thereof and substituting the following therefor:

                                   ARTICLE I

                                      NAME

                     The name of the Corporation shall be:

                         Environmental Safeguards, Inc.

         2. The Articles of Incorporation of the Corporation are hereby amended by inserting the following provision as new subsection (c) of Article IV captioned "CAPITAL STOCK:"

                 (c) Reverse Split. On the effective date of this amendment, the Corporation shall effect a reverse split in its issued and outstanding shares of Common Stock so that the 50,000,000 shares currently issued and outstanding shall be reverse split, or consolidated, on a 1-for-100 basis, and stockholders shall receive one share of the Corporation's Common Stock, par value $0.001 (hereinafter the "Consolidated Common Stock"), for each 100 shares of Common Stock, par value $0.001, held by them on the effective date of the reverse split. No scrip or fractional share will be issued in connection with the reverse split and any fractional shares will be rounded to the nearest whole share. All shares returned to the Corporation as a result of the reverse split will be canceled and returned to the status of authorized and unissued shares. This amendment shall be become effective on the date filed with the office of the Nevada Secretary of State.

         3. By execution of this Certificate of Amendment to Articles of Incorporation of Cape Cod, Inc., the president and secretary of the Corporation do hereby certify that the foregoing amendment was duly adopted, authorized and consented to in accordance with section 78.320 of the Nevada Revised Statutes by the written consent, dated April 19, 1993, of shareholders holding 33,537,000 shares of the Corporation's Common Stock, or approximately 67.07% of the 50,000,000 shares which were issued and outstanding on April 19, 1993, the record date.

DATED the 17th day of May, 1993.

                                        Cape Cod Ventures, Inc.

                                        By /s/ MICHAEL P. BRINTON
                                           -------------------------------------
                                           Michael P. Brinton, President

                                        By /s/ ELISABETH JONES
                                           -------------------------------------
                                           Elisabeth Jones, Secretary




STATE OF UTAH                              )
                                           :ss
COUNTY OF SALT LAKE                        )

         On this 17th day of May, 1993, personally appeared before me Michael
P. Brinton and Elisabeth Jones, who being by me duly sworn did say that they are the president and secretary, respectively, of Cape Cod Ventures, Inc., a Nevada corporation, that they are the persons who executed the foregoing Certificate of Amendment to Articles of Incorporation on behalf of said corporation by authority of resolutions of a majority of its shareholders, and each duly acknowledged to me that said corporation executed the same.


                                                   /s/ KATHLEEN G. CARTER
                                                   --------------------------
                                                   Notary Public

             CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION

                                       OF

                         ENVIRONMENTAL SAFEGUARDS, INC.


     We, the undersigned President and Assistant Secretary of Environmental Safeguards, Inc. do hereby certify:

     That the Board of Directors of said corporation at a meeting duly convened and held on November 3, 1995, adopted resolutions to amend the original article of incorporation as follows:

     Article IV is hereby amended (i) give effect to a 10 for 1 forward split of the Common Shares; (ii) decrease the post-reverse split authorized Common Shares to 50,000,000 shares; and (iii) increase the post-forward split par value of the Common Shares to $0.001 per share, and to read in full as follows:

          The total number of shares of all classes of stock which the Corporation shall have authority to issue is 60,000,000 shares, consisting of 10,000,000 shares of preferred stock, par value $0.001 per share (hereinafter the "Preferred Stock"), and 50,000,000 shares of common stock, par value $0.001 per share (hereinafter "Common Stock"). The Common Stock shall be nonassessable and shall not have cumulative voting rights.

               (a) Preferred Stock. Shares of Preferred Stock may be issued from time to time in one or more series as may from time to time be determined by the Board of Directors. Each series shall be distinctly designated. All shares of any one series of the Preferred Stock shall be alike in every particular, except that there may be different dates from which dividends thereon, if any, shall be cumulative; if made cumulative. The powers, preference and relative, participating, optional and other rights of each such series, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding. Except as hereinafter provided, the Board of Directors of this corporation is hereby expressly granted authority to fix, by resolution or resolutions adopted prior to the issuance of any shares of each particular series of Preferred Stock, the designation, powers, preferences and relative, participating, optional and other rights, and the qualifications, limitations and restrictions thereof, if any, of such series, including but without limiting the generality of the foregoing, the following:

                    (i) the distinctive designation of, and the number of shares of Preferred Stock which shall constitute the series, which number may be increased (except as otherwise fixed by the Board of Directors) or decreased (but not below the number of shares thereof then outstanding) from time to time by action of the Board of Directors;

                    (ii) the rate and times at which, and the terms and conditions upon which, dividends, if any, on shares of the series shall be paid, the extent of preferences or relations, if any, of such dividends to the dividends payable on any other class or classes of stock of this corporation, or on any series of Preferred Stock or of any other class or classes of stock of this corporation, and whether such dividends shall be cumulative or noncumulative.

                    (iii) the right, if any, of the holders of shares of the
               series to convert the same into, or exchange the same for, shares of any other class or classes of stock of this corporation, or of any series of Preferred Stock or of any other class or classes of stock of this corporation, and the terms and conditions of such conversion or exchange;

                    (iv) whether shares of the series shall be subject to redemption, and the redemption price or prices including, without limitation, a redemption price or prices payable in shares of the Common Stock and the time or times at which, and the terms and conditions upon which, shares of the series may be redeemed;

                    (v) the rights, if any, of the holders of shares of the series upon voluntary or involuntary liquidation, merger, consolidation, distribution or sale of assets, dissolution or winding-up of this corporation;

                    (vi) the terms of the sinking fund or redemption or purchase account, if any, to be provided for shares of the series, and

                    (vii) the voting power, if any, of the holders of shares of the series which may, without limiting the generality of the foregoing, include the right to more or less than one vote per share of any or all matters voted upon by the shareholders and the right to vote, as a series by itself or together with other series of Preferred Stock as a class, upon such matters, under such circumstances and upon such conditions as the Board of Directors may fix, including, without limitation, the right, voting as a series by itself or together with other series of Preferred Stock or together with all series of Preferred Stock as a class, to elect one or more directors of this corporation in the event there shall have been a default in the payment of dividends on any one or more series of Preferred Stock or under such other circumstances and upon such condition as the Board may determine.

          (b)  Common Stock

                    (i) after the requirements with respect to preferential dividends on Preferred Stock (fixed in accordance with the provisions of subparagraph (a)(ii) of this Article, if any, shall have been met and after this corporation shall have complied with all the requirements, if any, with respect to the setting aside of sums as sinking funds or redemption or purchase accounts (fixed in accordance with the provisions of subparagraph (a)(ii) of this Article) and subject further to any other conditions which may be fixed in accordance with the provisions of paragraph (a) of this Article, then, but not otherwise, the holders of Common Stock shall be entitled to receive such dividends, if any, as may be declared from time to time by the Board of Directors;

                    (ii) after distribution in full of the preferential amount (fixed in accordance with the provisions of paragraph (a) of this Article), if any, to be distributed to the holders of Preferred Stock in the event of voluntary or involuntary liquidation, distribution or sale of assets, dissolution or winding-up of the corporation, the holders of the Common Stock shall be entitled to receive all the remaining assets of this Corporation, tangible and intangible, of whatever kind available for distribution to stockholders, ratably in proportion to the number of shares of the Common Stock held by each; and

                    (iii) no holder of any of the shares of any class or series of stock or of options, warrants or other rights to purchase shares of any class or series of stock or of other securities of the Corporation shall have any pre-emptive right to purchase or subscribe for any unissued stock of any class or series or any additional shares of any class or series to be issued by reason of any increase of the authorized capital stock of the Corporation of any class or series, or bonds, certificates or indebtedness, debentures or other securities convertible into or exchangeable for stock of the Corporation or any class or series, or carrying any right to purchase stock of any class or series, but any such unissued stock, additional authorized issue of shares of any class or series of stock or securities convertible into or exchangeable for stock, or carrying any right to purchase stock, may be issued and disposed of pursuant to resolution of the board of directors to such persons, firms, corporation or association, whether such holders or others, and upon such terms as may be deemed advisable by the board of directors in the exercise of its sole discretion.

     The number of shares of the corporation outstanding and entitled to vote on an amendment to the Articles of Incorporation are 555,145 that the said change(s) and amendment has been consented to and approved by a majority vote of the stockholders holding at least a majority of each class of stock outstanding and entitled to vote thereon.

                                         /s/ JAMES S. PERCELL
                                         -------------------------------
                                         JAMES S. PERCELL, President

                                         /s/ BURL JACKS
                                         -------------------------------
                                         BURL JACKS, Assistant Secretary

STATE OF TEXAS   )
                 )
COUNTY OF HARRIS )

     On December 27, 1995, personally appeared before me, a Notary Public, JAMES S. PERCELL, who acknowledged that he executed the above document.



                                               [ILLEGIBLE]
                                               -------------
                                               Notary Public


[Notary Stamp or Seal]



STATE OF TEXAS   )
                 )
COUNTY OF HARRIS )

     On December 27, 1995, personally appeared before me, a Notary Public, BURL JACKS, who acknowledged that she executed the above document.



                                         /s/ CECILE A SACKER
                                        ---------------------
                                             Notary Public

                              STATE OF NEVADA          C 35092
ATT: HANK VANDERKAM
C/O VANDERKAM & SANDER
111 CAROLINE STE 2905
HOUSTON TX 77010

DEAN HELLER, Secretary of State * Capitol Complex * Carson City, Nevada 89710

================================================================================

Date    1/2/96
        -------

Corp. No. 8688-85 Check $ 135.00    Check No 1785  Cash $
          --------      -----------          -----      ----------

RE:  ENVIRONMENTAL SAFEGUARDS, INC.

INCORPORATION:      Domestic / / Non Profit / / Foreign / / ____________________
AMENDMENT: Dissolution / / Withdrawal / / Merger / / Other /X/ STOCK SPLIT           $75.00

CERTIFICATE:   Good Standing (Short) _______ (Long) _______ Misc. ______________

COPIES: ___________ @ $1.00 ____________ @ $.50

CERTIFIED:____________ @ $5.00 ______________ @ $10.00                               $10.00

LIST OF OFFICERS: Annual___ Sixty Day___ Non Profit____ Amended____ Late Fee____     EXP.

REINSTATEMENT                                                                        $50.00
              ------------------------------------------------------------------    -------
RESOLUTION: Address Change__________ Resident Agent Change _______ _____________    $135.00

EXPEDITE _______________________________________________________________________
OTHER___________________________________________________________________________    DF
CORP-R (Rev.11-94)   YELLOW, Customer; PINK, Accounting; BLUE, Department.     By_____________